TO BE EFFECTIVE JULY 13, 2001

                     AMENDMENT OF ARTICLES OF INCORPORATION

                                       OF

                            STRONG INCOME FUNDS, INC.

     The undersigned Vice President and Secretary of Strong Income Funds, Inc. (the "Corporation"), hereby certifies that in accordance with Section 180.1002 of the Wisconsin Statutes, the following Amendment was duly adopted to create the Institutional series of the Strong High-Yield Bond Fund as indicated below.

         "Paragraph A of Article IV is hereby amended by deleting Paragraph A thereof and inserting the following as a new paragraph:

`A. The Corporation shall have the authority to issue an indefinite number of shares of Common Stock with a par value of $.00001 per share. Subject to the following paragraph the authorized shares are classified as follows:

CLASS                                    SERIES                      AUTHORIZED NUMBER OF SHARES

Strong High-Yield Bond Fund              Investor                    Indefinite
                                         Advisor                     Indefinite
                                         Institutional               Indefinite
Strong Short-Term High-Yield Bond Fund
                                         Investor                    Indefinite
                                         Advisor                     Indefinite'"

         This Amendment to the Articles of Incorporation of the Corporation was adopted by the Board of Directors on May 4, 2001, in accordance with Sections
180.1002 and 180.0602 of the Wisconsin Statutes. Shareholder approval was not required. No shares of the Institutional series of the Strong High-Yield Bond Fund have been issued.

         Executed in duplicate this 9th day of July, 2001.


                                       STRONG INCOME FUNDS, INC.


                                       By:      /S/ ELIZABETH N. COHERNOUR
                                       ---------------------------------------
                                         Elizabeth N. Cohernour, Vice President
                                         and Secretary

This instrument was drafted by:

Kerry A. Jung
Strong Capital Management, Inc.
100 Heritage Reserve
Menomonee Falls, Wisconsin 53051